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                                                                     EXHIBIT 4.2



                  AMENDMENT NO. 1 TO LETTER AGREEMENT REGARDING
                      PARTICIPATION IN CARRIZO 2001 PROGRAM

      Carrizo Oil & Gas, Inc., a Texas corporation ("Carrizo"), Berea Associates, LLC, Berea Oil & Gas Corp., PAC Finance (USA) Inc., William R. Ziegler, Thomas H. O'Neill, Jr. and Berea Associates II LLC, entered into a Letter Agreement Regarding Participation in Carrizo 2001 Program dated as of May 1, 2001 (the "Letter Agreement"), and by this agreement hereby, pursuant to
Section 12 of the Letter Agreement, amend the Letter Agreement effective as of June 1, 2001 as follows (all capitalized terms used herein which are defined in the Letter Agreement shall have the meanings assigned to them in the Letter Agreement unless otherwise defined herein):

                                   ARTICLE I.

      Subsection 8(c) of the Letter Agreement shall be amended and restated in its entirety as follows:

            (c) REGISTRATION OF COMMON STOCK. If Carrizo has in effect a shelf registration statement under the Securities Act of 1933 than can be used in compliance with the laws, rules, regulations and interpretations of the Securities and Exchange Commission (the "SEC") (the parties recognizing that such use would not currently be in compliance with the laws, rules, regulations and interpretations of the SEC) to register the issuance of the Common Stock provided for herein, then the Common Stock shall be issued pursuant to such registration statement. If the Common Stock cannot be issued pursuant to an effective registration statement, and the Common Stock is therefore restricted as provided below, then the exchanging Participants shall have piggy-back registration rights for sales by other Carrizo shareholders on customary terms which shall be consistent with and subject to the restrictions, limitations and covenants of (including, without limitation, by including counterparts of Sections 5.9, 5.12, 5.13 and 6.4 of) the Registration Rights Agreement dated as of December 15, 1999 by and among Carrizo, CB Capital Investors, L.P. and Mellon Ventures, L.P. and the Amended and Restated Registration Rights Agreement dated December 15, 1999 by and among Carrizo, Douglas A. P. Hamilton, Paul B. Loyd, Jr., Steven A. Webster, Frank A. Wojtek, S. P. Johnson IV and DAPHAM Partnership, L.P., but such piggy-back rights shall in all events be subject to the limitations imposed by Section 5.5 of both such agreements.

                                  ARTICLE II.

      Subsection 8(d) of the Letter Agreement shall be amended by inserting the following sentence after the last sentence of the paragraph:

            The Participants agree to keep strictly confidential all nonpublic information received in connection with the preceding sentence.


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                                  ARTICLE III.

      Subsection 8(e) of the Letter Agreement shall be amended by inserting the following sentence at the end of the Subsection:

            The Participants agree to comply with the restrictions contemplated by such legend and further agree that any offer, sale, assignment, transfer, pledge or disposition of an interest in the Program or the option provided in Section 8(a) hereof shall be subject to the same restrictions on transfer as are applicable to the Common Stock.

                                  ARTICLE IV.

      A new subsection 8(g) will be added to the Letter Agreement to read in its entirety as follows:

            (g) ADJUSTMENT FOR STOCK SPLITS AND REVERSE STOCK SPLITS. If at any time after the date of this Agreement, Carrizo shall subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock issuable upon the exercise of the Participant's option to convert its interest in the Program to Common Stock shall be adjusted so as to equal the number of shares of Common Stock (or other securities) that such Participant would have held immediately after the occurrence of such event if the Participant has exercised its option immediately prior to such event.

                                   ARTICLE V.

      A new subsection 8(h) will be added to the Letter Agreement to read in its entirety as follows:

            (h) CONSOLIDATION, MERGER OR SALE OF SUBSTANTIALLY ALL OF CARRIZO'S ASSETS. If at any time after the date of this Agreement, there shall be any consolidation, merger, conversion or other business combination of Carrizo with another entity or any sale or conveyance by Carrizo of all or substantially all of its assets or property to another entity, and in any such case the Common Stock is to be exchanged or converted into shares of stock, other securities, cash or other property, then in each case the exchange option provided for herein shall thereafter be exercisable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Common Stock issuable upon the exercise of such exchange option would have been entitled upon such event.

                                  ARTICLE VI.

      This Agreement is effective as of the date first written above. In witness of the foregoing, Carrizo and the undersigned Participants hereby execute this Agreement as of the date first written above.


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                                          Sincerely,


                                          CARRIZO OIL & GAS, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

ACCEPTED AND AGREED TO BY
  THE FOLLOWING PARTICIPANTS:

Berea Associates, LLC


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

Berea Oil & Gas Corp.


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

PAC Finance (USA) Inc.


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

--------------------------------------
William R. Ziegler



--------------------------------------
Thomas H. O'Neill, Jr.



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Berea Associates II LLC
by Berea Oil & Gas Corp.
its Managing Member


By:
   -----------------------------------
    Thomas H. O'Neill, Jr.
















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